Exhibit 99.l

February 1, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS APPOINTS MICHAEL K. IMPERIAL
SENIOR CREDIT OFFICER

Norfolk, Virginia, February 1, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that BHR has appointed Michael K. Imperial Senior Credit Officer, reporting to Denny P. Cobb, BHR’s Chief Credit Officer.  Imperial will be responsible for evaluating and approving loan requests, monitoring loan portfolio administration and assisting lending officers in developing loan structuring strategies for new clients and action plans for the existing credits in their portfolios.

Cobb said, “As we continue to make progress in reducing problem assets, we are transitioning some of our talented lending professionals to new roles with a focus on serving the borrowing needs of our customers and driving high-quality loan portfolio growth.  Mike is a highly seasoned lender with a proven track record of success and decades of experience in our markets.”

Imperial joined the Company in May, 2011 as a Special Assets Officer, bringing almost four decades of lending experience in BHR’s markets.  Previously, Mr. Imperial held senior lending positions with Bank @Lantec, First Community Bank and SouthTrust Bank, and served in commercial and real estate lending positions at Wachovia Bank, NA for eighteen years and at SunTrust Bank (formerly United Virginia Bank) for nine years.  Mr. Imperial graduated from Old Dominion University with a Bachelor of Science in Business Administration.
Caution About Forward-Looking Statements
Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding reducing problem loan assets, serving the borrowing needs of customers and driving high-quality loan portfolio growth.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares
Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust

Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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